UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

__________________

GALLERY MANAGEMENT HOLDING CORP.
(Name of small business issuer in its charter)

__________________

Colorado	5900	26-0811822
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9093 E. Nassau Ave.
Denver, Colorado 80237
(303)868-9494
 (Address and telephone number of principal executive offices and principal place of business)

Darlene Nelson
9093 E. Nassau Ave.
Denver, Colorado 80237
 (303)868-9494
 (Name, address and telephone number of agent for service)

Copies to: With a Copy to:
David J. Wagner, Esq.
David Wagner & Associates, P.C.
Penthouse Suite
8400 East Prentice Avenue
Greenwood Village, Colorado 80111
Office(303) 793-0304
Fax (303) 409-7650
Approximate date of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,410,200	$0.25	$352,550	$20.00
Total	1,410,200	$0.25	$352,550	$20.00
__________
  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated _________, 2008

GALLERY MANAGEMENT HOLDING CORP.
 1,410,200
Shares of Common Stock
Par Value $0.001 Per Share

This prospectus relates to the offering by the selling stockholders of Gallery Management Holding Corp. of up to  1,410,200 shares of our common stock, par value $0.001 per share.  We will not receive any proceeds from the sale of common stock.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.   Initially, the shares will be priced at $0.25 per share, which was the most recent price paid for the shares. The prices at which the selling shareholders may sell the shares once the shares begin trading in a public market will thereafter be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public market.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2008

 The information contained in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by Gallery Management Holding Corp. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gallery Management Holding Corp.,” “we,” “us,” and “our,” refer to Gallery Management Holding Corp., a Colorado corporation and our wholly-owned subsidiary.

Our Company

Gallery Management Holding Corp. organized as a corporation under the laws of the State of Colorado on  August 15, 2007.

We have two lines of business. We provide consulting services in the management of art galleries in  the Denver, Colorado metropolitan area. We also plan to market fine art, antiques and collectibles on a retail consignment basis, on the internet through our subsidiary, Gallery Management, Inc  Our  primary outlet is anticipated to be ebay where we believe that we will receive  maximum marketing exposure with minimal expense. Our subsidiary plans to acquire fine art, antiques and collectibles to be marketed on the internet  solely on a consignment basis. We do not plan to carry an inventory. We have no definitive plans to be involved in any other activities at the present time other than our present proposed business.

In August, 2007, we issued a total of 22,039,000 restricted common shares at a price of $0.001 for cash and past services.

In November, 2007, we completed a private placement offering of our common shares under the provisions of Rule 504 and analogous Colorado securities laws. We raised a total of $42,800 in this private placement offering and sold a total of 171,200 shares.

Our headquarters are located at 9093 E. Nassau Ave., Denver, Colorado 80237. Our phone number at our headquarters is (303) 868-9494. Our fiscal year end is November 30.

This Prospectus

We have undertaken several transactions the result of which has been the issuance of shares that have restrictions on their transferability.  In order to provide those investors with liquidity for their shares, we are filing with the SEC this prospectus as part of a registration statement to register those securities.  We will not receive any proceeds from any sales of these shares.

THE OFFERING

Common stock currently outstanding	22,210,200 shares(1)
Common stock offered by the selling stockholders	1,410,200 shares
Use of proceeds	We will not receive any proceeds from the sale of common stock offered by this prospectus.
_____________
(1) Shares of common stock outstanding as of December 31, 2007.

RISK FACTORS

You should carefully consider the following risk factors, together with the information contained in the prospectus, any reports we file with the SEC and the documents referred to herein.  You should also be aware that the risks described below may not e the only risks relevant to your determination.  Instead, these are the risks that we believe most material to your decision.

RISKS ASSOCIATED WITH OUR COMPANY:

We are recently formed, have no substantial operating history, and have never been profitable.  As a result, we may never become profitable, and, as a result, we could go out of business.

We were organized as a corporation on August 15, 2007.  We have no operating history.  Our sales depend upon the number of customers we can generate.  From our inception on August 15, 2007 through November 30, 2007, we generated $1,986 in revenue. We had a net loss of $49,924 for this period. We cannot guarantee we will ever develop a substantial number of customers. Even if we develop a substantial number of customers, there is no assurance that we will become a profitable company. We may never become profitable, and, as a result, we could go out of business.

Because we had incurred operating losses from our inception, our accountants have expressed doubts about our ability to continue as a going concern.

For the period ended November 30, 2007, our accountants have expressed doubt about our ability to continue as a going concern as a result of our continued net losses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	our ability to begin active operations;
•	our ability to locate clients who will purchase our gallery services; and
•	our ability to generate revenues.

Based upon current plans, we may incur operating losses in future periods because we may, from time to time, be incurring expenses but not generating sufficient revenues. We expect approximately $35,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues will cause us to go out of business.

 Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have a limited operating history, based no revenues and a lack of profitability. These factors make it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. For example, if we overestimate our future sales for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower sales level for that period and reduced our controllable expenses accordingly. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses, which may result in a decline in our stock price.

We have a lack of liquidity and will need additional financing in the future. Additional financing may not be available when needed, which could delay, indefinitely postpone, or prevent our successful development.

We are only minimally capitalized. Because we are only minimally capitalized, we expect to experience a lack of liquidity for the foreseeable future in our proposed operations. We will adjust our expenses as necessary to prevent cash flow or liquidity problems. However, we expect we will need additional financing of some type, which we do not now possess, to fully develop our operations. We expect to rely principally upon our ability to raise additional financing, the success of which cannot be guaranteed. We will look at both equity and debt financing, including loans from our principal shareholder. However, at the present time, we have no definitive plans for financing in place, other than the funds which may be loaned to us by Ms. Nelson, our President. In the event that we need additional capital, Ms. Nelson has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes. To the extent that we experience a substantial lack of liquidity, our development in accordance with our proposed plan may be delayed or indefinitely postponed, our operations could be impaired, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

As a company with no operating history, we are inherently a risky investment. An investor could lose his entire investment.

We have no operating history. Because we are a company with no history, the operations in which we engage in, the internet gallery business, is an extremely risky business. An investor could lose his entire investment.

Because we are small and do not have much capital, we must limit our operations. A company in our industry with limited operations has a smaller opportunity to be successful.
If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit our operations. We must limit our operations to the Denver, Colorado metropolitan area as the only geographical area in which we operate. Because we may have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

Our success will depend upon our ability to develop relationships with our clients and customers. If we cannot develop sufficient relationships, we may never become profitable.  An investor could lose his entire investment.

We have two lines of business. We provide consulting services in the management of art galleries and plan to market fine art, antiques and collectibles on a retail consignment basis, on the internet through our subsidiary, Gallery Management, Inc  Our  performance  depends,  in large  part,  on our  ability  to develop relationships with potential consulting services clients and with customers who will purchase merchandise  in  sufficient  quantities.. We have no long-term contracts or other contractual assurances of consulting services or of supply, pricing or access to new products. We may never develop sufficient consulting services clients, which would negatively impact our proposed operations. Also because customers of merchandise often collect specific product lines, our inabilityto obtain particular merchandise on consignment could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on terms  acceptable to us, or that an  inability to acquire  suitable merchandise, or the loss of one or more key sources of supply to us,  will not have a material adverse effect on our financial condition and results of operations. As a result, we may never become profitable. An investor could lose his entire investment.

Intense competition in our market could prevent us from developing revenue and prevent us from achieving annual profitability. In either situation, we may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

The secondary market for fine art,  antiques and collectibles is intensely competitive.  Competition  is expected  to  intensify  in the future,  which may result in price  reductions,  fewer customer  orders,  reduced gross margins and loss of  market  share.  We are aware of a number  of other  companies  that are presently  retailing fine art,  antiques  and/or  collectibles  online.  We believe that there will be an  increasing number of online  retailers of fine art,  antiques and  collectibles of the types we offer and, in the instance of certain reproductions, identical to the reproductions we offer. Some of our competitors may be able to secure  merchandise from suppliers on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.

Our business has a seasonal fluctuation in sales, which can develop fluctuating quarterly results in our operations.

The  gallery industry can be subject to seasonal variations in demand. For example, we expect that most of our operations will see the greatest demand during the winter holiday shopping period. Consequently, we expect to be most profitable during the fourth quarter of our fiscal year.  Quarterly results may also be materially affected by the timing of new product introductions, the gain or loss of  significant  customers or product  lines and  variations in merchandise  mix. We. Accordingly, our  performance  in any  particular  quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.  Significant  deviations  from  projected  demand for merchandise  could have a material  adverse  effect on our  financial condition  and  quarterly or annual  results of  operations.

We expect to be directly affected by fluctuations in the general economy.

Demand for art and other collectible  merchandise is affected by the general economic conditions in the United States.  When economic conditions are favorable and discretionary  income increases,  purchases of non-essential items like  art and other collectible  merchandise  generally  increase.  When economic conditions are less favorable,  sales of art and other collectible  are generally lower. In addition, we may experience more competitive  pricing  pressure  during  economic  downturns.   Therefore, any significant  economic downturn or any future changes in consumer spending habits could have a material  adverse effect on our  financial  condition and results of operations.

We expect our products to be subject to changes in customer taste.

The markets for our products  are subject to changing  customer tastes and the need to create and market new products.  Demand for  collectibles  is  influenced by the  popularity of certain  themes, cultural and  demographic  trends,  marketing and advertising  expenditures  and general economic conditions.  Because these factors can change rapidly, customer demand also can shift quickly.  Some collectibles appeal to customers for only a limited  time.  The success  of new  product  introductions  depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and consumer acceptance. We may not always be able to respond  quickly  and  effectively  to changes in customer taste and demand due to the amount of time and financial  resources  that may be required to bring new  products to market.  If we were to  materially misjudge the market,  certain of our consignments may remain  unsold.  The inability to respond  quickly to market  changes  could have a material  adverse effect on our  financial  condition  and results of  operations.

There are risks associated with an internet marketing strategy.

We have  not  previously  conducted  marketing  programs according to practices  common to the Internet industries,  including practices such as the systematic  measurement of the response rates generated from its databases or the categorization of entries in the databases by past behavior.  The costs for a new  information  technology system to effect such integration  could be substantial,  as could the amount of time needed to acquire and implement  such a system.  The inability to develop the various  databases  successfully,  or in a timely and cost effective manner, could have a material  adverse effect on our  financial  condition and results  of  operations.

We may be affected by sales tax considerations from various states.

Various  states are  increasingly  seeking to impose  sales or use taxes on inter-state mail order sales and are aggressively  auditing sales tax returns of mail order  businesses.  Complex legal issues  arise in these areas,  relating, among other things, to the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although we believe that we can adequately provide for sales taxes on mail order  sales,  there can be no  assurance  as to the effect of actions  taken by state tax  authorities  on our financial condition or results of operations. In the future,  we may be required to collect  sales tax on sales made to  customers in all of the states in which we conducts our operations. The imposition of sales taxes on mail order sales  generally has a negative effect on mail order sales levels. All of the factors cited above may negatively  affect our financial condition  and  results of  operations  in the future.  Any such impact  cannot currently be quantified.

Our proposed business will be concentrated in only  two segments.

We plan to be in the art and collectibles business through consignment sales over the Internet and in the consulting business for gallery management .  Our proposed operations, even if successful, will in all likelihood result in the operation of only two businesses. Our lack of diversity into a number of areas may subject us to economic fluctuations within our particular businesses or industry and therefore increase the risks associated with our proposed operations.

There are factors beyond our control which may adversely affect us. Our investors could lose some or all of their investment.

Our operations may also be affected by factors which are beyond our control, principally general market conditions and changing client preferences.  Any of these problems, or a combination thereof, could have affect on our viability as an entity. We may never become profitable, fail as an organization, and our investors could lose some or all of their investment.

Our success will be dependent upon our management’s efforts. We cannot sustain profitability without the efforts of our management. An investor could lose his entire investment.

Our success will be dependent upon the decision making of our directors and executive officers. These individuals intend to commit as much time as necessary to our business, but this commitment is no assurance of success. The loss of Ms. Nelson, our President, would harm our operations. We have no written employment agreements with Ms. Nelson. We have not obtained key man life insurance on the lives of any of our officers or directors.

We have no experience as a public company.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Our stock has no public trading market and there is no guarantee a trading market will ever develop for our securities. You may not able to sell your shares when you want to do so, if at all.

There has been, and continues to be, no public market for our common stock. An active trading market for our shares  has not, and may never develop or be sustained. If you purchase shares of common stock, you may not be able to resell those shares at or above the initial price you paid. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, including the following:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts or our failure to perform in line with such estimates;

•	changes in market valuations of other companies, particularly those that market services and products such as ours;

•	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	departures of key personnel.

As restrictions on resale end, the market price of our stock could drop significantly if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock. You may not able to sell your shares when you want to do so, if at all.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade well below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

The over-the-counter market for stock such as ours is subject to extreme price and volume fluctuations. You may not able to sell your shares when you want to do so, at the price you want, or at all.

The securities of companies such as ours have historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the our industry and in the investment markets generally, as well as economic conditions and quarterly variations in our operational results, may have a negative effect on the market price of our common stock.

Buying low-priced penny stocks is very risky and speculative. You may not able to sell your shares when you want to do so, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in the public markets.

Resale Limitations imposed by most states will limit the ability of our shareholders to sell their securities unless they are Colorado residents.  If no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time.

The only state in which we plan to register this offering is Colorado. As a result, our selling shareholders may be limited in the sale of their Shares. The laws of most states require either an exemption from prospectus and registration requirements of the securities laws to sell their shares or registration for sale by this prospectus. These restrictions will limit the ability of non-residents of Colorado to sell the securities. Residents of other states must rely on available exemptions to sell their securities, such as Rule 144, and if no exemptions can be relied upon, then the selling shareholders may have to hold the securities for an indefinite period of time. Shareholders of states other than Colorado should consult independent legal counsel to determine the availability and use of exemptions to re-sell their securities.

We do not expect to pay dividends on common stock.

We have not paid any cash dividends with respect to our common stock, and it is unlikely that we will pay any dividends on our common stock in the foreseeable future. Earnings, if any, that we may realize will be retained in the business for further development and expansion.

 USE OF PROCEEDS

This prospectus relates to the resale of our common stock that may be offered and sold from time to time by the selling stockholders.  We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

  These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated interdealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. Initially, the shares will be priced at $0.25 per share, which was the most recent price paid for the shares. The prices at which the selling shareholders may sell the shares once the shares begin trading in a public market will thereafter be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties or otherwise. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Holders

As of December 31, 2007, there were sixty-three record holders of our common stock and there were 22,210,200 shares of our common stock outstanding. No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

    The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

            In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Equity Compensation Plan Information

      We have no outstanding stock options or other equity compensation plans.

Reports

Once our registration statement under Form SB-2 has been declared effective, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

           The stock transfer agent for our securities is X-Clearing Corp, of Denver, Colorado. Their address is 535 Sixteenth Street, Suite 810, Denver, Colorado 80202. Their phone number is (303) 573-1000.
Dividend Policy

 We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

MANAGEMENT’S DISCUSSION AND ANALYSIS

This Management’s Discussion and Analysis or Plan of Operation contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may”, “will”, “should”, “anticipate”, “believe”, “expect”, “plan”, “future”, “intend”, “could”, “estimate”, “predict”, “hope”, “potential”, “continue”, or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including, but not limited to, the matters discussed in this report under the caption “Risk Factors”. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

   The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report.

The following table provides selected financial data about us from inception (August 15, 2007) through November 30, 2007.  For detailed financial information, see the audited Financial Statements included in this prospectus.

Balance Sheet Data: at November 30, 2007

Cash	$30,125
Total assets	$34,639
Total liabilities	$19,624
Shareholders' equity	$15,015

Operating Data: at November 30, 2007

Revenues	$1,986
General and administrative expenses	$34,626
Net Income(Net Loss)	$(49,924)

Results of Operations.

From our inception on August 15, 2007 through November 30, 2007, we generated $1,986 in revenue. This is not a full fiscal year. As a result we have no operating history upon which to evaluate our business. We had a net loss of $49,924 for this period.

Our accountants have expressed doubt about our ability to continue as a going concern as a result of our history of net loss. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop an internet gallery company and our ability to generate revenues.

General and administrative expenses for the period from August 15, 2007 through November 30, 2007 was $34,626. The major components of general and administrative expenses include legal fees, accounting fees, consulting, and advertising and promotion. We paid salaries and wages of $1,703.

As a result of the foregoing, we had a net loss of $49,924 for the period from August 15, 2007 through November 30, 2007.

Because we pay minimal salaries, and our major professional fees have been paid for the year, operating expenses are expected to remain fairly constant.

To try to operate at a break-even level based upon our current level of proposed business activity, we believe that we must generate approximately $35,000 in revenue per year. However, if our forecasts are inaccurate, we will need to raise additional funds. In the event that we need additional capital, Ms. Nelson has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services or products, appropriate responses to competitive pressures, or the acquisition of complementary businesses, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $35,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

Liquidity and Capital Resources.

As of November 30, 2007, we had cash or cash equivalents of $ 30,125.

Net cash used for operating activities was $30,708 from our inception on August 15, 2007 through November 30, 2007.

Cash flows used in investing activities were $-0- from our inception on August 15, 2007 through November 30, 2007.

Cash flows provided by financing activities were $60,833 from our inception on August 15, 2007 through November 30, 2007.  These cash flows were all related to sales of stock and loans.

Over the next twelve months we do not expect any material our capital costs to develop operations. We plan to buy office equipment to be used in our operations.

We believe that we have sufficient capital in the short term for our current level of operations. This is because we believe that we can attract sufficient product sales and services within our present organizational structure and resources to become profitable in our operations. Additional resources would be needed to expand into additional locations, which we have no plans to do at this time. We do not anticipate needing to raise additional capital resources in the next twelve months In the event that we need additional capital, Ms. Nelson has agreed to loan such funds as may be necessary through December 31, 2008 for working capital purposes.

Our principal source of liquidity will be our operations. We expect variation in revenues to account for the difference between a profit and a loss. Also business activity is closely tied to the U.S. economy, particularly the economy in Denver, Colorado. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to successfully develop both a consulting practice and an internet gallery business along with our ability to generate revenues.

 In any case, we try to operate with minimal overhead. Our primary activity will be to seek to develop clients for our services and, consequently, our sales. If we succeed in developing clients for our services and products and generating sufficient sales, we will become profitable. We cannot guarantee that this will ever occur. Our plan is to build our company in any manner which will be successful.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements with any party.

Plan of Operation.

Our plan for the twelve months beginning January 1, 2008 is to make a profit by December 31, 2008. Our company has a limited  history of  operations with respect to our consulting business and  has no history operating an Internet gallery.

We are a development stage company. Our plan is to act as both a management consultant to art galleries and an Internet gallery. We plan to earn income by selling our products.

If we are not successful in our operations we will be faced with several options:

1.	Cease operations and go out of business;

2.	Continue to seek alternative and acceptable sources of capital;

3.	Bring in additional capital that may result in a change of control; or
4.	Identify a candidate for acquisition that seeks access to the public marketplace and its financing sources

            Currently, we believe that we have sufficient capital to implement our proposed business operations or to sustain them through December 31, 2008. If we can become profitable, we could operate at our present level indefinitely. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so.

    We plan to operate out of one office in Colorado. We have no specific plans at this point for additional offices.

Proposed Milestones to Implement Business Operations

At the present time, we plan to operate from one location in Denver, Colorado. Our plan is to make our operation profitable by December 31, 2008. We estimate that we must generate approximately $35,000 in revenues per year to be profitable.

We believe that we can be profitable or at break even by the end of our next fiscal year, assuming sufficient revenues. Based upon our current plans, we have adjusted our operating expenses so that cash generated from operations and from working capital financing is expected to be sufficient for the foreseeable future to fund our operations at our currently forecasted levels. To try to operate at a break-even level based upon our current level of anticipated business activity, we believe that we must generate approximately $35,000 in revenue per year. However, if our forecasts are inaccurate, we may need to raise additional funds. Our resources consist of our available cash.  In addition, Ms. Nelson agreed to loan such additional funds as may be necessary through December 31, 2008 for working capital purposes. On the other hand, we may choose to scale back our operations to operate at break-even with a smaller level of business activity, while adjusting our overhead to meet the revenue from current operations. In addition, we expect that we will need to raise additional funds if we decide to pursue more rapid expansion, the development of new or enhanced services and products, appropriate responses to competitive pressures, or the acquisition of complementary businesses or technologies, or if we must respond to unanticipated events that require us to make additional investments. We cannot assure that additional financing will be available when needed on favorable terms, or at all.

We expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We expect approximately $35,000 in operating costs over the next twelve months. We cannot guarantee that we will be successful in generating sufficient revenues or other funds in the future to cover these operating costs. Failure to generate sufficient revenues or additional financing when needed could cause us to go out of business.

            In the next 12 months, we do not intend to spend any material funds on research and development and do not intend to purchase any large equipment.

Recently Issued Accounting Pronouncements.

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Seasonality.

We do not expect our revenues to be impacted by seasonal demands for our services.

DESCRIPTION OF BUSINESS
General Information

Gallery Management Holding Corp. organized as a corporation under the laws of the State of Colorado on  August 15, 2007.
.
We have two lines of business. We provide consulting services in the management of art galleries in  the Denver, Colorado metropolitan area. We also plan to market fine art, antiques and collectibles on a retail consignment basis, on the internet through our subsidiary, Gallery Management, Inc  Our  primary outlet is anticipated to be ebay where we believe that we will receive  maximum marketing exposure with minimal expense. Our subsidiary plans to acquire fine art, antiques and collectibles to be marketed on the internet  solely on a consignment basis. We do not plan to carry an inventory. We have no definitive plans to be involved in any other activities at the present time other than our present proposed business.

In August, 2007, we issued a total of 22,039,000 restricted common shares at a price of $0.001 for cash and past services.

In November, 2007, we completed a private placement offering of our common shares under the provisions of Rule 504 and analogous Colorado securities laws. We raised a total of $42,800 in this private placement offering and sold a total of 171,200 shares.

Our headquarters are located at 9093 E. Nassau Ave., Denver, Colorado 80237. Our phone number at our headquarters is (303)868-9494. Our fiscal year end is November 30.

Proposed Operations

Consulting Business

At the present time, we have limited active operations. We have one client, which is Gallery One, in Denver, Colorado. Our President, Ms. Nelson previously worked as an employee for Gallery One and currently provides management consulting services under an oral arrangement. We bill on an hourly basis at the rate of $35.00 per hour.

Our plan is to sell our services to small and medium-sized art gallery clients. The results of our operations will depend, among other things, upon the ability of ours to develop clients for our business consulting practice. Further, there is the possibility that our proposed operations will not generate income sufficient to meet operating expenses or will generate income, if any, at rates lower than those anticipated or necessary to sustain the investment.

We plan to initially operate out of our office in Denver, Colorado. This is also the home of our President and largest shareholder.

We plan to offer art galleries management consulting for their accounting problems and general business issues. We plan to offer three main services: Hourly consulting; retainer contracts for specific skills, and project consulting.

Hourly. We expect this to be the less traditional sort of short term assignment helping a client solve a problem. This form of service would include both emergency and non-emergency assistance.

Retainer. We see this as the more traditional form of consulting, including traditional management consulting with regard to accounting and general business.

Project. We see sees this to include such things as consulting on major purchases and strategic planning.

We have begun initially marketing our services but, other than our relationship with Gallery One,  have no definitive arrangements at the present time. We plan to utilize the expertise and existing business relationships of our principal officer, Ms.Nelson to develop our opportunities. All operational decisions will be made solely by Ms.Nelson.

Internet Gallery

We believe that initially operating from one location will be central to our overall success. Our plan is to concentrate our operations in the Denver Metropolitan area. We have no plans to operate in additional locations.

Our objective is to become the leading online consignment retailer/broker of fine art, antiques and collectibles. Key elements of our strategy include the following:

•	Offering the broadest possible selection of fine art, antiques and collectibles available to our customers at competitive prices;

•	Delivering superior customer service and promoting repeat purchases through continuous enhancement of our technology, web site functionality;

•	Fostering consumer trust and satisfaction through services including appraisal, authentication and money-back guarantee;

•	Developing a relationship with eBay, Inc., and with other companies that can help grow our business; and

•	We plan to develop a relationship with eBay, Inc., and with other companies that can help grow our business; and

         offer  a wide variety of fine art,  antiques  and  collectibles.  Our products which we plan to sell include:

         o   Antique maps;

         o   Italian oil paintings;

         o   Contemporary artworks;

         o   Modern masters;

         o   Original paintings;

         o   Antique art;

         o   Southwest art;

         o   Art books;

         o   Sculpture;

         o   Antiques/collectibles;

         o   Jewelry;

         o   Decorative art; and

         o   Wholesale items.

                  We plan to use as the sources for our   consignments ,  among  others,  estates,  private parties,  collectors  and  publishers.. We plan to charge,  on average,  a listing fee in the amount of  approximately  20% of the sale price of each item sold on consignment for management or others.

We  plan to conduct an auction  online in each  auction  room in real time and on a continuous basis;  i.e.,  twenty-four hours per day, seven days per week. Each item will be offered for bid, on average, for a period of seven to fourteen  days.  Our  auction  site will be interactive.  Each bidder who desires to purchase  an item is  required  to enter his bid online in the  manner  directed under the caption  "Register." The bidder is notified if his bid is surpassed by the bid of another bidder,  and he is given  sufficient time to enter a new bid. At any one time,  information  such as the highest bid and the time remaining to bid, is available to all bidders and site  visitors.  Upon our acceptance of the final bid, the highest bidder is notified of our acceptance of his bid. Detailed instructions  are available on our site to enable the bidder to  consummate  the purchase  transaction  with as much ease and simplicity as is possible.  Payment arrangements  can be made  using  credit  cards  and  escrow  accounts.  We have implemented  security  measures,  including,  among others,  layering,  locking, encryption and firewalls, in order to secure, to our best ability as of the date of this report, the commercial transactions conducted on our proposed web site.

It should be noted, however, that we do not have any extensive history of operations with respect to any of our current or proposed lines of business. To the extent that management is unsuccessful in keeping expenses in line with income, failure to affect the events and goals listed herein would result in a general failure of the business. This would cause management to consider liquidation or merger.

Management and Employees

We have one full-time employee, our President. As we expand, we intend to hire additional employees. However, we have no present plans to do so. We typically hire part-time help as needed from time to time for specific events.

While our Ms. Nelson has had extensive gallery experience, we must eventually recruit additional personnel. We will strive to maintain quality and consistency through the careful training and supervision of personnel and the establishment of, and adherence to, high standards relating to personnel performance, customer service, and maintenance of our facilities. We believe that we will be able to attract high quality, experienced personnel by paying competitive wages and salaries.

Marketing and Promotion

We plan to market through direct contact with prospective customers. We have no sales representative who solicit potential clients. However, Ms. Nelson plans to use her contacts to generate the initial customers and will attempt to develop repeat business from gallery events.

Patents and Trademarks

We do not currently have any patent or trademark protection. If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks, concepts or appearance.

Competition

We currently provide management consulting with regard to art galleries. The barriers to entry are not significant. More importantly, we face strong competitors in all areas of this business. All aspects of our business are highly competitive. All of our competitors are larger than us and have greater financial resources than we do. All of our competitors have substantially greater experience in management consulting with regard to every area in which we plan to provide service.

 With respect to our consulting business, we consider our principal competitors to be other individuals and organizations which provide similar services. However, no single individual or company currently dominates this business. Competition with these individuals and companies could make it difficult, if not impossible for us to compete, which could adversely affect our results of operations. Competition from larger and more established companies is a significant threat and is expected to remain so for us. Any competition may cause us to fail to gain or to lose clients, which could result in reduced or non-existent revenue. Competitive pressures may impact our revenues and our growth.

Our initial marketing plan is to focus completely on developing a client base. We believe that the primary reason that clients would buy from us rather than competitors would be the existing relationships that exist. We believe that client loyalty and satisfaction can be the basis for success in this business. Therefore, we plan to develop and expand on already existing relationships to develop a competitive edge.

Generally, the consulting business is very dynamic and subject to sudden change. There appear to be three main classes of competition, the largest of which consists of individual proprietors and smaller consulting firms such as us. The first class consists of in-house consultants, who are usually employed by larger companies that can afford the fixed cost of a salaried or hourly employee. The second class consists of individual proprietors & smaller consulting firms. We believe that this is our largest potential competitor group. The third class consists of larger consulting firms that specialize in providing consulting business services to larger companies that choose to outsource.

We plan to market fine art, antiques and collectibles on a retail consignment basis, on the internet through our subsidiary, Gallery Management, Inc. The  gallery  industry  is highly  fragmented and competitive.  In addition to other  retailers,  we will compete with  mid-to-upscale  department  stores,  gift stores,  TV shopping,  and collectors  clubs . We may even,  in certain cases, compete with the owners of the art products who sell products through their own stores and other marketing channels. All of our competitors  are larger  and have  substantially  greater  financial, marketing  and other  resources  than us.  In  addition,  although the primary points of competition are service and availability of desired merchandise, there can be no assurance that pricing  competition will not develop.  Other retailing companies with  significantly  greater  capital and other  resources  than us may enter or expand  their  operations  in the  gallery  industry,  which could change the competitive dynamics of the industry.  Because  retailers generally do not own the proprietary  rights to the  products  that they sell,  the  barriers to entry to these industries are not significant.  Therefore, there can be no assurance that additional  participants  will not enter the  market or that we  could compete effectively with such entrants. Further, although our management has begun preliminary activities, we have  commenced limited operations. We are new, have a limited  operating history and, therefore, will have difficulty competing with established companies. There are numerous competitors which are larger, better established, better financed and better known than we are now or can expect to be in the foreseeable future. Even if the maximum number of shares is sold, we will be at a competitive disadvantage to firms that are already established. We cannot expect to be a significant participant in the market for collectibles within the foreseeable future.

               The primary difference between our proposed ebay site and other online sites is that the fine artworks,  antiques and collectibles we will offer will be sold,  primarily,  at auction to the highest  bidder.  Further,  unlike many other  competitors,  we will guarantee  the  authenticity  of each item and furnish the  purchaser  with a written  appraisal  of the  value  of the  piece at the  time of  purchase.  The customer we target  is the  dedicated,  discriminate  collector  of fine  art, antiques and  collectibles  who values our ability to guarantee the authenticity of our products.    Accordingly,  we  plan to compete  on the  basis  of our reputation  among  customers  as a quality  provider of products  that are "100% money-back  guaranteed,  curated and appraised" and, to a lesser extent,  on the basis of price.

        In addition to online  dealers,  we expect to compete with a variety of  traditional, store-based  retailers located both inside and outside the United States.  These retailers  enable  customers  to see and feel  products  in a manner that is not possible  over the Internet.  Many of these  competitors  have longer  operating histories,  larger  customer  or  user  bases,  greater  brand  recognition  and significantly greater financial, marketing and other resources than we do. These companies  include  artists,  art  galleries,  art and/or  antique  brokers  and dealers, antique stores, auction houses and liquidation companies. Many of these companies  can  devote  substantially  more  resources  to web site and  systems development than we can. In addition, larger, more well-established and financed entities may acquire,  invest in or form joint ventures with online  competitors as the use of the  Internet  and other  online  services  increases.  We hope to minimize our weaknesses,  including,  among others, our limitations with respect to personnel, technological, financial and other resources, through our focus on the  Internet;  which  eliminates  the need for a sizeable  retail  facility and marketing staff.

However, we cannot guarantee that we will be able to successfully compete in any of our lines of business.

Government and Industry Regulation

We do not believe that we are subject to any material government or industry regulation.
.
Employees and Employment Agreements

We have one full-time employee, our President. As we expand, we intend to hire additional employees. However, we have no present plans to do so. We typically hire part-time help as needed from time to time for specific purposes. We reimburse our officers and directors for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve additional payment of salaries for our management, but currently, no such plans have been approved. We do not currently pay for vacation, holidays or provide major medical coverage. None of our officers or directors is a party to any employment agreement.

DESCRIPTION OF PROPERTY

We currently occupy approximately 300 square feet of office space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge. This space is considered to be sufficient for us at the present time. We also own several items of office equipment and may acquire additional equipment in the future but have no plans to do so at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no committees. Each person listed below is also a director.

      The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)

Darlene Nelson	69	President, Chief Executive
9093 E. Nassau Ave		Officer, Treasurer, and
Denver, Colorado 80237		Chief Financial Officer

Michael McGill	49	Secretary and Director
9093 E. Nassau Ave
Denver, Colorado 80237

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders. These officers and directors are our only officers, directors, promoters and control persons. Neither is related to the other. Neither can be considered to be independent directors.

Background Information about Our Officers and Directors

Darlene Nelson has been our President and a Director since our inception. She has been an Executive Director for Gallery One, in Denver, Colorado since 1979 in charge of  sales, management, art auctions and show scheduling. pon her return to Denver, from 1991 to 2007 she managed Gallery One in Cherry Creek. Ms. Nelson attended the University of Minnesota majoring in business.

Michael McGill has been our Secretary and a Director since November, 2007. He is the founder of MK Roofing Inc. and has been Chief Executive Officer and President of this organization from 1991 to the present.  MK Roofing is a private company which does commercial flat roofing. Mr. McGill holds a Bachelor of Science degree from the University of Northern Colorado, and a certified teacher’s certificate in science, which he received in 1990.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following sets forth the number of shares of our $.0.001 par value common stock beneficially owned by (i) each person who, as of December 31, 2007, was known by us to own beneficially more than five percent (5%) of its common stock; (ii) our individual Directors and (iii) our Officers and Directors as a group. A total of 22,210,200 common shares were issued and outstanding as of December 31, 2007.

Name and Address	Amount and Nature of	Percent of
of Beneficial Owner	Beneficial Ownership(1)(2)	Class

Darlene Nelson	21,000,000	95.4%
9093 E. Nassau Ave
Denver, Colorado 80237

Michael McGill	2,000	0.009%
9093 E. Nassau Ave
Denver, Colorado 80237

All Officers and Directors as a Group	21,002,000	95.5%
(two persons)
    ___________________
      (1)  All shares owned of record.

Executive Compensation

Ms. Nelson was paid a total of $1,703 in salary for services rendered to us through November 30, 2007.  We intend to pay Ms. Nelson at the same rate of pay for the coming fiscal year. Otherwise, we have no plans to pay any other compensation to our officers or directors in the future.

 None of our officers and directors will receive any finder’s fee, either directly or indirectly, as a result of their respective efforts to implement our business plan outlined herein.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently occupy approximately 300 square feet of office space which we rent from our President and largest shareholder on a month-to-month basis, currently without charge.

DESCRIPTION OF SECURITIES

We are authorized to issue 50,000,000 shares of Common Stock, par value $.0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.10 per share, to have such classes and preferences as our Board of Directors may determine from time to time. As of December 31, 2007, we had  22,210,200 shares of Common Stock issued and outstanding. No Preferred Stock has been issued or is outstanding as of the date hereof.

Common Stock

The holders of Common Stock have one vote per share on all matters (including election of Directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of our liquidation, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities, whatever they may be. We may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but we have paid no cash dividends on our Common Stock.

Preferred Stock

Under the Articles of Incorporation, the Board of Directors has the authority to issue non-voting Preferred Stock and to fix and determine its series, relative rights and preferences to the fullest extent permitted by the laws of the State of Colorado and such Articles of Incorporation. As of the date of this Registration Statement, no shares of Preferred Stock are issued or outstanding. The Board of Directors has no plan to issue any Preferred Stock in the foreseeable future.

Dividends

We do not expect to pay dividends.  Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of our Board of Directors.  We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name(1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold(2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering

CRAIG W BELL	4,000	4,000	-0-	0%
REGINA G BELL	4,000	4,000	-0-	0%
DONICE D BENEDICT	400	400	-0-	0%
MICHAEL A BENEDICT	400	400	-0-	0%
KATHRYN BEYALE	600	600	-0-	0%
WAYNE NEZ BEYALE	600	600	-0-	0%
KEITH BLOCK	20,000	20,000	-0-	0%
LYNDEN BRIDGES	400	400	-0-	0%
JUSTIN CAPRA	400	400	-0-	0%
MARY ANN CAPRA	400	400	-0-	0%
JOANIE COBB	4,000	4,000	-0-	0%
JOAN C COBB	400	400	-0-	0%
BENJAMIN F FOOTE	4,000	4,000	-0-	0%
KATHLEEN A GORHAM	400	400	-0-	0%
ROBERT U HABLUTZEL	10,000	10,000	-0-	0%
KATHI D IRWIN	5,200	1,200	-0-	0%
PHILLIP R IRWIN	400	400	-0-	0%
DANIEL F JOE	400	400	-0-	0%
CAROL AND/OR KENNETH JOHNSON	4,000	4,000	-0-	0%
SHIRLEY KALLSEN	4,000	4,000	-0-	0%
JENNIFER KASEL	400	400	-0-	0%
LORI KELLER	4,000	4,000	-0-	0%
SHAUNNA KELLER	400	400	-0-	0%
LLOYD KIPER	1,000	1,000	-0-	0%
TRUDY ANN LEBOWITZ	400	400	-0-	0%
PAMELA LOGAN	4,000	4,000	-0-	0%
THOMAS E LOGAN JR	4,000	4,000	-0-	0%
CAROLE LONGBELLA	800	800	-0-	0%
MICHAEL A MCGILL	2,000	2,000	-0-	0%
TED MERRIAM	5,000	5,000	-0-	0%
DAVE METCALFE	1,000	1,000	-0-	0%
GLORIA MICHEL	400	400	-0-	0%
CAROL KAY MILLER	400	400	-0-	0%
PHIL A MINNIS	800	800	-0-	0%
GREG L NELSON	4,000	4,000	-0-	0%
MICHAEL A OLSON	4,000	4,000	-0-	0%
LEANNA PRINCIPLE	10,000	10,000	-0-	0%

COREY L RODRIGUEZ	400	400	-0-	0%
JUDY G RYNNING-BENEDICT	400	400	-0-	0%
LORENE G SCOTT	400	400	-0-	0%
MICHAEL K SCOTT	400	400	-0-	0%
STEPHEN F SCOTT	400	400	-0-	0%
MARK K. SHANER	400	400	-0-	0%
TODD SHEEHAN	8,000	8,000	-0-	0%
FRED H SPOERL	20,000	20,000	-0-	0%
SETH D TAYLOR	800	800	-0-	0%
DANIEL D AND OR JUDITH G WENZEL	1,000	1,000	-0-	0%
GERALD E WILSON	400	400	-0-	0%
ROSA WILSON	400	400	-0-	0%
WAYNE YAKES	20,000	20,000	-0-	0%
ARTHUR R ZUEGER	1,600	1,600	-0-	0%
DARREN ZUEGER	2,000	2,000	-0-	0%
LYNNETTE I ZUEGER	4,000	4,000	-0-	0%
LORETTA M ZUEGER	2,000	2,000	-0-	0%
MISATO ZUGER	2,000	2,000	-0-	0%
DARLENE NELSON	200,000	200,000	20,800,000	93.7%
EDWARDS INVESTMENTS, LLC (3)	250,000	250,000	-0-	0%
TRI MANAGEMENT (4)	250,000	250,000	-0-	0%
PAUL ZUEGER	258,000	258,000	-0-	0%
JD KISH	15,000	15,000	-0-	0%
DOUG ZUEGER	8,000	8,000	-0-	0%
CHRIS ZUEGER	8,000	8,000	-0-	0%
DAVID WAGNER &ASSOCIATES, P.C. (5)	250,000	250,000	-0-	0%

TOTAL	1,410,200	1,410,200
 ________________

(1) All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of December 31, 2007, based upon information provided by the selling stockholders or otherwise known to us.
(2)   Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.
(3)This company is owned by John Edelmann.
(4) This company is owned by Bruce Capra.
(5) The company is owned by David Wagner.

 PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  Initially, the shares will be priced at $0.25 per share, which was the most recent price paid for the shares. The prices at which the selling shareholders may sell the shares once the shares begin trading in a public market will thereafter be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties or otherwise.  The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
•	The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.  The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS.
There is no litigation pending or threatened by or against the Company.

LEGAL MATTERS

The validity of the shares of common stock to be sold in the offering will be passed upon for us by the law firm of David Wagner & Associates, P.C. This firm owns 2500,000 shares of our common stock.

EXPERTS

Our financial statements for the year ended November 30, 2007, in this prospectus have been audited by Ronald R. Chadwick, P.C., of Aurora, Colorado, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

The consolidated financial statements of Gallery Management Holding Corp. commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

GALLERY MANAGEMENT HOLDING CORP.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

 With Independent Accountant’s Audit Report

For the period August 15, 2007 (Inception) Through November 30, 2007

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Gallery Management Holding Corp.
Denver, Colorado

I have audited the accompanying consolidated balance sheet of Gallery Management Holding Corp. (a development stage company) as of November 30, 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from August 15, 2007 (inception) through November 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gallery Management Holding Corp. as of November 30, 2007 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from August 15, 2007 (inception) through November 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	/s/ Ronald R. Chadwick, P.C.
January 21, 2008	RONALD R. CHADWICK, P.C.

Gallery Management Holdings Corp.
(A Development Stage Company)
Consolidated Balance Sheet
at November 30, 2007

ASSETS

Current Assets
Cash	$30,125
Accounts receivable	514
Inventory - artwork	4,000

Total current assets	34,639

TOTAL ASSETS	$34,639

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

LIABILITIES

Accounts payable	$750
Interest payable	284
Payroll taxes payable	590
Current portion notes payable	18,000

Total current liabilities	19,624

Long-Term Liabilities	-

TOTAL LIABILITIES	$19,624

SHAREHOLDERS' EQUITY
Preferred stock, par value $.10 per share; Authorized
1,000,000 shares; issued and outstanding -0- shares.	-

Common Stock, par value $.001 per share; Authorized
50,000,000 shares; issued and outstanding 22,210,200 shares.	22,210

Capital paid in excess of par value	42,729

Deficit accumulated during the development stage	(49,924)

TOTAL SHAREHOLDERS' EQUITY	15,015

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$34,639

The accompanying notes are an integral part of these financial statements.

Gallery Management Holding Corp.
(A Development Stage Company)
Consolidated Statement of Operations
For the period August 15, 2007 (Inception) through November 30, 2007

Revenue	$1,986

Operating expenses
Accounting	3,750
Advertising & promotion	1,500
Bank charges	5
Consulting	2,106
Office	369
Legal	25,000
Salaries & wages	1,703
Taxes - payroll	193

Total General and administrative expenses	34,626

(Loss) before other expenses	(32,640)

Other (expenses)
Interest	(284)
Write down of inventory	(17,000)

Total other expenses	(17,284)

Net (Loss)	$(49,924)

Basic (Loss) Per Share	$(0.00)

Weighted Average Common Shares
Outstanding	22,041,100

The accompanying notes are an integral part of these financial statements.

Gallery Management Holding Corp.
(A Development Stage Company)
Consolidated Statement of Cash Flows
For the period August 15, 2007 (Inception) through November 30, 2007

Net (Loss)	$(49,924)
Adjustments to reconcile decrease in net assets to net cash
provided by operating activities:

Stock issued for services	22,106
Increase in inventory	(4,000)
Increse in accounts receivavble	(514)
Increase in accounts payable	750
Increase in payroll taxes payable	590
Increase in interest payable	284

Net cash (used) in operation activities	(30,708)

Cash flows from investing activities:

Net cash (used) in investing activities	-

Cash flows from financing activities:
Issuance of common stock	42,833
Notes payable	18,000

Net cash provided from financing activities	60,833

Net increase in cash	30,125
Cash at beginning of period	-
Cash at end of period	$30,125

Supplemental disclosure information:
Stock issued for services and art work	$22,106

Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

Gallery Management Holding Corp.
(A Development Stage Company)
Consolidated Statement of Shareholders' Equity

	Number Of		Capital Paid	Retained
	Common	Common	in Excess	Earnings
	Shares Issued	Stock	of Par Value	(Deficit)	Total
Balance at August 15, 2007 (Inception)	-	$-	$-	$-	$-

August 15, 2007 issued 100,000 shares
for services valued at $100 or $.001 per share	100,000	100		-	100

August 16, 2007 issued 33,000
shares of par value $.001 common stock
for cash of $33 or $.001 per share.	33,000	33	-		33

August 16, 2007 issued 1,006,000
shares of par value $.001 common stock
for services valued at $1,006 or $.001 per share	1,006,000	1,006	-		1,006

August 16, 2007 Issuance of shares to founder
for art work inventory valued at $21,000	20,900,000	20,900	100		21,000

October 2007 issued 4,200
shares of par value $.001 common stock
for cash of $1,050 or $.25 per share	4,200	4	1,046		1,050

November 2007 issued 167,000
shares of par value $.001 common stock
for cash of $41,750 or $.25 per share	167,000	167	41,583		41,750

Net (Loss)	-	-	-	(49,924)	(49,924)

Balance at November 30, 2007	22,210,200	$22,210	$42,729	$(49,924)	$15,015

The accompanying notes are an integral part of these financial statements.

Gallery Management Holding Corp.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 15, 2007 (Inception) Through November 30, 2007

Note 1 - Organization and Summary of Significant Accounting Policies

ORGANIZATION

Gallery Management Holding Corp. (the “Company”), was incorporated as a holding company in the State of Colorado on August 15, 2007. The Company was formed to develop, own, and manage art galleries.

Gallery Management, Inc. is a wholly-owned subsidiary of the Company. It was incorporated as a Colorado corporation on August 15, 2007 to for the purpose of an operating entity to develop, own, and manage art galleries. The Company may also engage in any business that is permitted by law, as designated by the board of directors of the Company.

On August 16, 2007, in an acquisition classified as a transaction between parties under common control, Gallery Management Holding Corp. acquired all the outstanding common shares of Gallery Management, Inc. (100,000 common shares of Gallery Management Holding Corp. were issued for 100,000 common shares of Gallery Management, Inc.), making Gallery Management, Inc. a wholly owned subsidiary of Gallery Management Holding Corp. The results of operations of Gallery Management Holding Corp. and Gallery Management, Inc. have been consolidated from August 16, 2007 forward.

DEVELOPMENT STAGE

The Company is currently in the developmental stage and has no significant operations to date.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents.

Cash paid for interest during the period was $0.  Cash paid for income taxes during the period was $0.

Gallery Management Holding Corp.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 15, 2007 (Inception) Through November 30, 2007

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

BASIC EARNINGS PER SHARE

The basic earnings (loss) per common share are computed by dividing the net income (loss) for the period by the weighted average number of shares outstanding at November 30, 2007.

REVENUE RECOGNITION

The Company will be performing advertising and promotional activities. The revenue is recognized when the services are performed. As of  November 30, 2007 the Company has had limited operations.

Note 2 – Basis of Presentation

In the course of its life the Company has had limited operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management raised minimum capital through a private offering.  Management believes this will contribute toward its operations and subsequent profitability.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Related Party Events

The Company currently has an office located at an address maintained by the President on a rent free basis.

Note 4 – Capital Stock

The Company authorized 50,000,000 shares of .001 par value common stock.  Through October 31, 2007, the Company issued a total of 22,210,200 shares raising $42,833.

On August 15, 2007 the Company issued 100,000 shares of $.001 par value common stock for $100 in services.

Gallery Management Holding Corp.
(A Development Stage Company)
Notes to Consolidated Financial Statements
For the Period August 15, 2007 (Inception) Through November 30, 2007

Note 4 – Capital Stock (continued)

On August 16, 2007 the Company issued 33,000 shares of $.001 par value common stock for $33 in cash or $.001 per share.

On August 16, 2007 the Company issued 1,006,000 shares of $.001 par value common stock for services valued at $1,006 or $.001 per share.

On August 16, 2007 the Company issued 20,900,000 shares of $.001 par value common stock to a founder for art work valued at $21,000 or $.001 per share.

In October 2007 the Company issued 4,200 shares of $.001 par value common stock for $1,050 in cash or $.25 per share as part of a private offering.

In November 2007 the Company issued 167,000 shares of $.001 par value common stock for $41,750 in cash or $.25 per share as part of a private offering.

The Company authorized 1,000,000 shares of no par value, preferred stock, to have such preferences as the Directors of the Company may assign from time to time. No preferred stock is either issued or outstanding as of November 30, 2007.

The Company has declared no dividends through November 30, 2007.

Note 6 -  Income Taxes

At November 30, 2007, the Company had a tax loss of $(49,924). As of November 30, 2007 the Company has fully allowed for these losses in the valuation allowance. The valuation allowance offset the net deferred tax asset for which there is no assurance of recovery.

The net operating loss carry forward will expire in 2027.

GALLERY MANAGEMENT HOLDING CORP.
1,410,200 Shares of Common Stock
Par Value $0.001 Per Share

January   , 2008

Until             , 2008 (90 days after the date of this prospectus), all dealers affecting transactions in the shares offered by this prospectus — whether or not participating in the offering — may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Colorado.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 25.    Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of expense amount
SEC Registration fee	$20
Accounting fees and expenses	$2,500
Legal fees and expenses	$20,000
Printing expenses	$1,000
Miscellaneous	$480	*

TOTAL	$24,000

* Estimated.

Item 26.    Recent Sales of Unregistered Securities

In August, 2007, we issued the following restricted common shares to the following persons and entities at a price of $0.001 for cash and past services:

Name	Shares Issued
Darlene Nelson	21,000,000
David Wagner &
Associates, P.C.	250,000
Edwards Investments, LLC	250,000
Tri Management	250,000
Paul Zueger	258,000
JD Kish	15,000
Doug Zueger	8,000
Chris Zueger	8,000

Total	22,039,000

In the transactions shown above, the issuance, delivery and sale of our common stock were made pursuant to the private offering exemption within the meaning of Section 4(2) of the Securities Act of 1933 (“Act”) because the offers were made to a limited number of people, all of whom received all material information concerning the investment and all of whom have had sophistication and ability to bear economic risk based upon their representations to us and their prior experience in such investments. The exemptions are claimed upon, among other things, certain representations made by the purchasers in connection with the transactions. The purchase price paid by the purchasers’ consideration for the common stock was determined through arm's-length negotiations between the parties.

In November, 2007 we raised $42,800 and sold a total of 171,200 shares in an offering under Section 3(b) including Rule 504 and the analogous Colorado state exemption. We relied upon these exemptions for all investors because of their close relationship to us, the availability of information, and the filing of a Form D. The shares were sold through our officers and directors.

             Under this offering, we issued the following common shares to the following persons and entities for cash at a price of $0.25 per share:

Name	Number of Shares

CRAIG W BELL	4,000
REGINA G BELL	4,000
DONICE D BENEDICT	400
MICHAEL A BENEDICT	400
KATHRYN BEYALE	600
WAYNE NEZ BEYALE	600
KEITH BLOCK	20,000
LYNDEN BRIDGES	400
JUSTIN CAPRA	400
MARY ANN CAPRA	400

JOANIE COBB	4,000
JOAN C COBB	400
BENJAMIN F FOOTE	4,000
KATHLEEN A GORHAM	400
ROBERT U HABLUTZEL	10,000
KATHI D IRWIN	5,200
PHILLIP R IRWIN	400
DANIEL F JOE	400
CAROL AND/OR KENNETH JOHNSON	4,000
SHIRLEY KALLSEN	4,000
JENNIFER KASEL	400
LORI KELLER	4,000
SHAUNNA KELLER	400
LLOYD KIPER	1,000
TRUDY ANN LEBOWITZ	400
PAMELA LOGAN	4,000
THOMAS E LOGAN JR	4,000
CAROLE LONGBELLA	800
MICHAEL A MCGILL	2,000
TED MERRIAM	5,000
DAVE METCALFE	1,000
GLORIA MICHEL	400
CAROL KAY MILLER	400
PHIL A MINNIS	800
GREG L NELSON	4,000
MICHAEL A OLSON	4,000
LEANNA PRINCIPLE	10,000
COREY L RODRIGUEZ	400
JUDY G RYNNING-BENEDICT	400
LORENE G SCOTT	400
MICHAEL K SCOTT	400
STEPHEN F SCOTT	400
MARK K. SHANER	400
TODD SHEEHAN	8,000
FRED H SPOERL	20,000
SETH D TAYLOR	800
DANIEL D AND OR JUDITH G WENZEL	1,000
GERALD E WILSON	400
ROSA WILSON	400
WAYNE YAKES	20,000
ARTHUR R ZUEGER	1,600
DARREN ZUEGER	2,000
LYNNETTE I ZUEGER	4,000
LORETTA M ZUEGER	2,000
MISATO ZUGER	2,000
TOTAL	171,200

Item 27.    Exhibits

The following Exhibits are filed with or incorporated by reference to this Registration Statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Description
3.1	Articles of Incorporation of Gallery Management Holding Corp.
3.2	Bylaws of Gallery Management Holding Corp.
5.1	Opinion of David Wagner & Associates, P.C.
21.1	List of Subsidiaries
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5.1)

Item 28.     Undertakings

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-4

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on  January 28, 2008.

GALLERY MANAGEMENT HOLDING CORP.

By:	/s/ Darlene Nelson
Darlene Nelson, President, Chief Executive Officer, Chief Financial and Accounting Officer, Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/Darlene Nelson Darlene Nelson	Director	January 28, 2008
/s/Michael McGill Michael McGill	Director	January 28, 2008